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                                                                    EXHIBIT 99.1


For Immediate Release
Harris Interactive and Total Research Corporation Merger Approved by
Stockholders

     Combined Company Expected to Generate $130 Million in Worldwide Revenue

Rochester, NY, -- November 2, 2001 --The respective stockholders of Harris Interactive(sm) (Nasdaq: HPOL) and Total Research Corporation voted yesterday in favor of Harris Interactive's acquisition of Total Research Corporation. The closing was also completed yesterday evening.

In separate meetings held on November 1, Harris Interactive stockholders voted in favor of the issuance of shares of Harris Interactive common stock to Total Research Corporation stockholders in accordance with the merger agreement and Total Research Corporation stockholders voted in favor of the adoption of the merger agreement and the approval of the merger.

The combined Company is expected to generate approximately $130 million in worldwide revenue this fiscal year - with approximately 20 - 25% of that revenue being generated from international research.

"Our shareholders have spoken. They too agree that this merger is a very good opportunity. The combined company is now a strong force in the global market research arena - and we expect to grow even stronger. We are maximizing use of the Internet for research precisely at a time when the higher quality and lower costs of Internet-based research are a huge advantage in the marketplace," stated Dr. Gordon S. Black, the chairman and CEO of Harris Interactive.

 "We are quickly headed to a cash-positive state, and our next main goal is to achieve profitability. The combined Company now has a bigger and better engine to create revenue - my responsibility is to convert that revenue to profit," commented Al Angrisani, the new president and COO of Harris Interactive.

"As a result of this merger, we will have greater access to new potential clients in the U.S., Europe & Asia. Internet-based research enhances our gross margins, while providing a higher quality product to our customers. International growth in revenue and gross margins will help build our profitability," explained David Clemm, vice chairman for global operations and Internet research development of Harris Interactive.

The combined Company will have a strong presence in the United States coupled with offices in Tokyo, Japan, and in the United Kingdom. These international offices will serve as focal points for increasing the Company's Internet research capability in the Pacific Rim and Europe.

Harris Interactive's stock will continue to trade under the symbol: HPOL. Total Research common stock has been deregistered under the Securities Exchange Act of 1934 and delisted from the Nasdaq National Market, formally ending trading of Total Research common shares (Nasdaq: TOTL).

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About Harris Interactive(sm)

Harris Interactive (Nasdaq: HPOL) is a worldwide market research and consulting firm, best known for The Harris Poll(R) and its pioneering use of the Internet to conduct scientifically accurate market research via its multimillion member online panel. The Company has more than 45 years of experience in supplying clients with actionable knowledge across multiple markets. Through its U.S. and Global Network offices, the company conducts international research in multiple, localized languages. For more information about Harris Interactive, visit www.harrisinteractive.com. EOE M/F/D/V

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Press Contacts:
Dan Hucko
Harris Interactive
716-214-7470
dhucko@harrisinteractive.com


Forward-Looking Information

This release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. The forward-looking statements in this release include statements addressing future financial and operating results and the benefits of the merger. Actual results or events may vary materially from the expectations expressed in the forward-looking statements.

There are a number of important factors that could cause Harris Interactive's actual results or events to differ materially from those described in the forward looking statements, including the ability of Harris Interactive to successfully integrate Total Research's operations and employees; the ability of Harris Interactive to realize anticipated synergies and cost savings from the transaction; and a downturn in Harris Interactive's customers' markets.

Additional detailed information about factors that could cause actual results or events to differ materially from those indicated in this media release is set forth in the "Risk Factors" section of Harris Interactive's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 filed with the Securities and Exchange Commission on August 31, 2001 and in the "Risk Factors" section of Harris Interactive's joint proxy statement/prospectus dated September 25, 2001 and filed by Harris Interactive with the Securities and Exchange Commission.

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